UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K/A-1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 13, 2014 (June 5, 2014)

KALLO INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-53183
(Commission File No.)

15 Allstate Parkway, Suite 600
Markham, Ontario
Canada   L3R 5B4
(Address of principal executive offices and Zip Code)

(416) 246-9997
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01	CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

Previous independent registered public accounting firm

On June 3, 2014, we terminated Schwartz Levitsky Feldman LLP, 2300 Yonge Street, Suite 1500, Toronto, Ontario, Canada M4P 1E4 as our independent registered accounting firm.  The decision to dismiss Schwartz Levitsky Feldman LLP as our independent registered public accounting firm was approved by our board of directors on June 3, 2014.   Except as noted in the paragraph immediately below, the reports of Schwartz Levitsky Feldman LLP's financial statements for the years ended December 31, 2012 and 2011 and for the period January 1, 2013 through March 31, 2014 did not contain an adverse opinion or disclaimer of opinion, and such reports were not qualified or modified as to uncertainty, audit scope, or accounting principle.

The reports of Schwartz Levitsky Feldman LLP on our financial statements as of and for the years ended December 31, 2012 and 2011 and for the period January 1, 2013 through March 31, 2014 contained an explanatory paragraph which noted that there was substantial doubt as to our ability to continue as a going concern as we had suffered negative working capital, had experienced negative cash flows from continuing operating activities and also due to uncertainty with respect to our ability to meet short-term cash requirements.

During the years ended December 31, 2012 and 2011 and for the period January 1, 2013 through March 31, 2014 and through June 3, 2014,  we have not had any disagreements with Schwartz Levitsky Feldman LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Schwartz Levitsky Feldman LLP's satisfaction, would have caused it to make reference to the subject matter of the disagreements in its reports on our consolidated financial statements for such years or in connection with its reports in any subsequent interim period through the date of dismissal.

During the years ended December 31, 2012 and 2011 and through June 3, 2014, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

On June 3, 2014, we delivered a copy of this report to Schwartz Levitsky Feldman LLP.  On June 12, 2014, Schwartz Levitsky Feldman LLP has issued its response to this report, attached hereto as "Exhibit 16.1".

New independent registered public accounting firm

On June 3, 2014, we engaged MaloneBailey LLP, 9801 Westheimer Road, Houston, Texas 77042, an independent registered public accounting firm, as our principal independent accountant with the approval of our board of directors.  MaloneBailey LLP was previously our independent accountant from October 21, 2009 to February 28, 2011.

During the two most recent fiscal years and through the date of engagement, we have not consulted with MaloneBailey LLP regarding either:

1.
The application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that MaloneBailey, LLP concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

2.
Any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-K and the related instruction to Item 304 of Regulation S-K, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-K.

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits	Document Description

16.1	Letter from Levitsky Schwartz Levitsky Feldman LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 13th day of June 2014.

KALLO INC.

BY:	VINCE LEITAO
Vince Leitao, President